Exhibit 10.30

ASSIGNMENT AGREEMENT

AMONG:

Focus Gold Corporation

(the “Focus Gold”)

-and-

DISTRESSED DEBT INVESTMENT CORP.

(the “Assignee”)

- and -

European Resource Capital Inc.

(“ERC”)

WHEREAS ERC is indebted to Focus Gold in the amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) (the “Debt”) as evidenced by a promissory note dated October 2, 2012 (the “Note”).

WHEREAS the Debt relates to the purchase by ERC from Focus Gold of 24,420,100 common shares in the capital of Focus Celtic Gold Corporation (“Celtic”).

WHEREAS Focus Gold has agreed to assign the Debt to the Assignee.

NOW THEREFORE, the parties hereto agree as follows:

1.	Focus Gold hereby assigns to the Assignee all sums owed or payable or which become owing or payable after the date of this agreement by ERC to Focus Gold pursuant to the Debt (the “Assigned Amount”).

2.	As consideration for assigning the Assigned Amount, the Assignee agrees to:

(a)	pay to Focus Gold the total sum of TWO HUNDRED THOUSAND DOLLARS ($200,000); and

(b)	assign to Focus Gold a one percent (1%) net smelter return royalty (“NSR”) in respect of minerals extracted from the properties comprising the prospecting licenses in Ireland, Northern Ireland and Scotland currently registered in the name of Celtic or its subsidiaries, including but not limited to Metallum Resources plc and Metallum Exploration Ltd. (the “Mineral Properties”). Assignee agrees to use its best efforts to cause ERC, Celtic and its subsidiaries to be bound by the NSR.

3.	The NSR shall not be payable until $20,000,000 in net revenues has been earned from the aggregate production of minerals extracted from the Mineral Properties and, for clarity, the royalty shall not be payable on any amount of such initial $20,000,000 of net revenues earned from the production of minerals extracted from the Mineral Properties.

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4.	Focus Gold acknowledges and agrees that the Assignee shall be entitled to receive any payments or other proceeds of the Assigned Amount in respect of the Debt.

5.	ERC acknowledges and agrees that any payments due or owing in respect of the Debt shall be payable to the Assignee. ERC covenants to use its best efforts to cause Celtic and its subsidiaries to be bound by the NSR.

6.	Focus Gold represents and warrants as follows, and acknowledges that the Assignee is relying on such representations and warranties:

(a)	that it has all necessary power and has taken all steps necessary to enter into this agreement and upon its execution, it shall constitute legal, valid and binding obligations of Focus Gold, enforceable in accordance with its terms; and

(b)	there is no existing right of set-off, assignment or counterclaim, right to set up reserves, rights to make deductions or any other similar claim or defence to payment of any kind with respect to any part of the Assigned Amounts.

7.	Focus Gold covenants to release all security interests in respect of the Debt and shall deliver to the Assignee the original promissory note evidencing the Debt and share certificates representing 24,420,100 common shares of Celtic, which shares shall be delivered unencumbered in all respects.

8.	The parties agree after the execution of this agreement that each party shall, at the request of the other party, execute and deliver such additional conveyances, transfers, releases and other assurances as may be reasonably required to effectively assign the Assigned Amount and the NSR and to carry out the intent of this agreement.

9.	Time shall be of the essence of this agreement. This agreement may only be amended, supplemented or otherwise modified by written agreement signed by the parties. This agreement shall become effective when executed by the parties hereto and thereafter shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns. Neither this agreement nor any of the rights or obligations under this agreement shall be assignable or transferable by any party without the prior written consent of the other party. This agreement shall be governed by and interpreted and enforced in accordance with the laws in force in the Province of Ontario and the federal laws of Canada applicable therein.

10.	This agreement may be executed in any number of counterparts (including counterparts by facsimile and by email (pdf)) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

[signature page follows]

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IN WITNESS HEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT ON MARCH 21, 2013.

Focus Gold Corporation

/s/ Richard O. Weed, Secretary

Authorized signatory

DISTRESSED DEBT INVESTMENT CORP.

/s/ Guy Vets

Authorized signatory

European Resource Capital Inc.

/s/ Manu Sehkri

Authorized signatory

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